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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 16, 1996 included in Champion International Corporation's (the "Company's") Annual Report to Shareholders for the year ended December 31, 1995, and incorporated by reference in the Company's Form 10-K for the year ended December 31, 1995 (the "Form 10-K"), and to all references to our Firm included in this Registration Statement.


                               Arthur Andersen LLP



New York, N.Y.
January 17, 1997